UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 6, 2026
CRANE NXT, CO.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)

Delaware	1-1657		88-0706021
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

950 Winter Street 4th Floor North	Waltham	MA	02451
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: 781-755-6868
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00	CXT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 6, 2026, the Board of Directors (the “Board”) of Crane NXT, Co. (the “Company”) appointed Jeong H. Kim to serve as a director of the Board, effective October 29, 2026, for a term expiring at the next Annual Meeting and until his successor is duly elected and qualified.

Mr. Kim’s compensation will be consistent with the Company’s previously disclosed director compensation program for non-employee directors, which is described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 7, 2026, under the heading “Compensation of Directors” (as such program has been updated from time to time). Mr. Kim’s compensation will be prorated to reflect the commencement date of his Board service. In addition, the Company and Mr. Kim will enter into an indemnification agreement substantially in the form filed as Exhibit 10(iii)(g) to the Company's Annual Report on Form 10-K for the period ended December 31, 2025.

There were no arrangements or understandings pursuant to which Mr. Kim was elected as director, and there are no related party transactions between the Company and Mr. Kim that would be reportable under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the appointment of Mr. Kim to the Board is attached hereto as Exhibit 99.1.

Exhibit No.	Description of Exhibit

99.1	Press Release dated October 7, 2026, issued by Crane NXT, Co.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE NXT, CO.

October 7, 2026

	By:	/s/ Paul G. Igoe
Paul G. Igoe
Senior Vice President, General
Counsel and Secretary

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